                                                                   Exhibit 10.11


                      AMENDMENT TO STOCK OPTION AGREEMENT


     THIS AMENDMENT, dated as of June 15, 1998, is made by and between PEPSI-COLA PUERTO RICO BOTTLING COMPANY, a corporation organized and existing under the laws of the State of Delaware (hereinafter the "Company"), and RAFAEL NIN (hereinafter the "Optionee").

                              W I T N E S S E T H:

     WHEREAS, Company granted to Rafael Nin an option to purchase 1,516,667 shares of Class B common stock, par value $.01 per share (the "Nin Option"), pursuant to that certain Stock Option Agreement dated October 15, 1996 (the "Nin Stock Option Agreement"); and

     WHEREAS, Nin and the Company desire to amend the Nin Stock Option Agreement pursuant to the terms of this Amendment; and

     WHEREAS, Nin acknowledges that P-PR Transfer, LLP (the "Transferee") is relying on the amendment to the terms of the Nin Stock Option Agreement set forth herein as a condition of entering into that certain transfer agreement between the Company, Nin and Transferee, entered into on the date hereof (the "Transfer Agreement") .

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. SECTION 3.01. Section 3.01 of the Nin Stock Option Agreement is deleted in its entirety and replaced with the following:

     The Option shall terminate and be of no further force and effect after 5:00 p.m. San Juan time on July 30, 2001 (the "Termination Date"). The Option may be exercised in whole or in part until the Termination Date.

     2. SECTION 5.03. Section 5.03 of the Nin Stock Option Agreement is deleted in its entirety and replaced with the following.

     Whenever Optionee shall make a written request to the Company to register under the Act any Option Shares, the Company within thirty days after such request is effective shall file a registration statement with respect to and use its best efforts to register the Option Shares requested by Optionee to be registered. The Optionee shall have the right to make only two requests for registration under this Section 5.03.

     3.   SECTION 5.04.  A new paragraph (xi) shall be added to the end of
Section 5.04 which shall read in its entirety as follows:

     (xi)  The Company's obligation to register the Option Shares under Sections
     5.02 and 5.03 shall be suspended during any period that the resale by the Optionee of the Option Shares is covered by an effective registration statement on Form S-8 or a post-effective amendment thereto.

     4. AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument executed by both parties hereto and consented to in writing by Transferee.

     5. TERMINATION. This Amendment shall terminate and be of no further force and effect if the Closing (as defined in the Transfer Agreement) does not occur on or prior to July 31, 1998.

     IN WITNESS WHEREOF, the authorized representatives of the parties hereto execute this Agreement on the date first above written.

     COMPANY                        PEPSI COLA PUERTO RICO BOTTLING COMPANY


                                    By:_________________________________________


                                    Title:______________________________________



     OPTIONEE
                                    ____________________________________________

                                    Rafael Nin

                                       2